SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Item 5.	Other Events

Sale of Mississippi TICO Receivables

After obtaining the approval of the Bankruptcy Court, The Thaxton Group, Inc. (the “Company”) completed the sale of substantially all of its Mississippi loan receivables regarding its TICO business to Gulfco of Alabama, Inc., a subsidiary of First Tower Corp., on Friday, March 12, 2004. The transaction did not include the assumption of TICO’s sixteen branch location leases in Mississippi or the purchase of any equipment at those locations. The gross proceeds from the sale were approximately $12.3 million.

Director Agreements

The Company has entered into Agreements with each of its directors dated as of March 18, 2004, pursuant to which the Company agreed to indemnify and advance expenses to such Directors to the fullest extent permitted by the South Carolina Business Corporation Act, if and when requested by a director or directors to do so. The form of this Agreement for each director is the same and such form agreement is being filed herewith as Exhibit 10.1.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	10.1 Form of Agreement regarding indemnification and advancement of expenses for Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Allan F. Ross

Allan F. Ross Vice President, Chief Financial Officer and Treasurer

Dated: March 30, 2004

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